SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2006

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                          Results of Operations and Financial Conditions

On February 16, 2006, priceline.com Incorporated (“priceline.com”) announced its financial results for the 4th quarter and year ended December 31, 2005.  A copy of priceline.com’s consolidated balance sheet at December 31, 2005 and consolidated statement of operations for the three and twelve months ended December 31, 2005 are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at December 31, 2005 and consolidated statement of operations for the three and twelve months ended December 31, 2005 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.                                          Regulation FD Disclosure

On February 16, 2006, priceline.com announced its financial results for the fiscal quarter and year ended December 31, 2005.  A copy of priceline.com’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K.

During its earnings conference call, priceline.com announced that its gross travel bookings (which refers to the total dollar value, inclusive of all taxes and fees, of all travel services purchased by consumers) increased 29% to $536.8 million in the 4th quarter 2005 compared to the 4th quarter 2004.  Priceline.com noted that its “organic” gross travel bookings increased approximately 21% in the 4th quarter 2005 when compared to the 4th quarter 2004, assuming that priceline.com owned Bookings B.V., which was acquired in July 2005, during the entire 4th quarter of 2004 and excluding the sale of hotels rooms by Travelweb through Orbitz (the agreement governing the sale of Travelweb hotel rooms through Orbitz was restructured by the companies at the end of the 2nd quarter 2005).  Priceline.com noted that, with respect to its domestic business, gross travel bookings from its “opaque” airline business and gross travel bookings from its restructured hotel affiliate agreement with Orbitz declined in the 4th quarter 2005 by approximately $16 million compared to the 4th quarter 2004, a decline that was offset by gross travel bookings from the company’s domestic retail services and domestic rental car service.  Priceline.com stated that revenues from its European operations in the 4th quarter 2005 were approximately $22.6 million.  Priceline.com stated that its total capital expenditures in the 4th quarter 2005 were approximately $3.0 million.

With respect to 2006 guidance, priceline.com stated that it expected gross travel bookings from its European operations to be between $180 million and $200 million in the 1st quarter 2006 and between $800 million and $900 million for the full-year 2006.  During the call, priceline.com announced that it expected consolidated advertising expenses of approximately $30 to $32 million in the 1st quarter 2006 and expected approximately two-thirds of that amount to be spent “on-line.”  Priceline.com estimated that sales and marketing expenses in the 1st quarter 2006 would be between $9 and $10 million.  Priceline.com stated that it expected personnel costs to be approximately $12.5 to $13.0 million in the 1st quarter 2006.  With respect to 1st quarter 2006, priceline.com stated it expected general and administrative expenses of approximately $6.0 to $6.3 million, information technology expenses of approximately $2.6 to $2.8 million, and depreciation and amortization expenses, excluding acquisition related amortization, of approximately $2.6 million.  Priceline.com estimated that it would have cash income tax expense of approximately $400,000 in the 1st quarter 2006 comprised of alternative minimum tax in the United States and additional income taxes in Europe.

With respect to GAAP financial results, the company said it expected to report a GAAP loss of approximately $0.02 to $0.05 per diluted share in the 1st quarter 2006 and expected GAAP net income for the full-year 2006 to be approximately $0.55 to $0.65 per diluted share.  The company estimated that as a result of the required adoption of SFAS 123(R) its stock based compensation expense would increase approximately $1.5 million and approximately $6.0 million, respectively, in the 1st quarter 2006 and full-year 2006 compared to the same periods in 2005.

The company explained that, given the rapid growth in its retail hotel business, it anticipated a shift in its historical earnings seasonality, with higher seasonal earnings in the 2nd and 3rd quarters of 2006.  The company noted that it expected that the percentage of its gross travel bookings in the 1st quarter 2006 that were subject to deferred revenue accounting would increase from approximately 19% in the 1st quarter 2005 to approximately 35% in the 1st quarter 2006.  However, the company noted that all advertising expense associated with those booking were required to be expensed in the period in which the gross travel booking was generated.  The company explained that it expected to generate approximately 36% to 40% of its full year pro forma net income in the 3rd quarter 2006.

The information set forth above and in the attached press release contains forward-looking statements relating to priceline.com’s performance during 2006.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to priceline.com on the date this report was submitted.  Priceline.com undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  A more thorough discussion of certain factors which may affect priceline.com’s operating results is included in priceline.com’s recent filings with the Securities and Exchange Commission and will also be included in priceline.com’s Annual Report on Form 10-K for the twelve months ended December 31, 2005 to be filed with the Securities and Exchange Commission on or about March 15, 2006.  The information set forth above is qualified in its entirety by reference to the press release (which includes a financial and statistical supplement), a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1 hereto and the accompanying financial and statistical supplement and related information) shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.                                          Financial Statements and Exhibits

(c) Exhibits

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on February 16, 2006 relating to, among other things, its 4th quarter and year-end 2005 earnings. The consolidated balance sheet at December 31, 2005 and consolidated statement of operations for the three and twelve months ended December 31, 2005 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

	By:	/s/ Jeffery H. Boyd
		Name:	Jeffery H. Boyd
		Title:	President and Chief
Executive Officer

Date: February 16, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on February 16, 2006 relating to, among other things, its 4th quarter and year-end 2005 earnings. The consolidated balance sheet at December 31, 2005 and consolidated statement of operations for the three and twelve months ended December 31, 2005 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”